UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2009

PLANTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12696 (Commission File No.)	77-0207692 (I.R.S. Employer Identification Number)

345 Encinal Street, Santa Cruz, California  95060

(Address of Principal Executive Offices, including Zip Code)

(831) 426-5858

(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Item 5.02 Compensatory Arrangements of Certain Officers

On November 17, 2009, Plantronics, Inc. (the “Company”) entered into a “Second Amended and Restated Employment Agreement” with Mr. S. Kenneth Kannappan, the Company’s President and Chief Executive Officer (the “CEO Employment Agreement”) which amended and restated the Amended and Restated Employment Agreement entered into between the Company and Mr. Kannappan on January 26, 2009 as filed on Form 8-K with the Securities and Exchange Commission on January 30, 2009.  The following summary is qualified in its entirety by reference to the full text of the CEO Employment Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

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During the employment period (the “Employment Period”), Mr. Kannappan will serve as the Company’s President and Chief Executive Officer.  The Employment Period under the CEO Employment Agreement will begin upon the Effective Date (as defined in the CEO Employment Agreement) and will continue for a period of one (1) year with subsequent one (1) year terms unless the CEO Employment Agreement is terminated in accordance with its terms or either party provides notice of non-renewal at least ninety (90) days prior to the end of the then current term.  If a Change of Control (as defined in the CEO Employment Agreement) occurs at any time during the Employment Period, the term of the CEO Employment Agreement will extend automatically for twenty-four (24) months from the date of the Change of Control.

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During the Employment Period, Mr. Kannappan will receive a base salary at a rate not less than $627,000 annually and he will be eligible to receive quarterly and annual bonuses based upon achieving certain financial criteria set by the Compensation Committee of the Company’s Board of Directors.

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If Mr. Kannappan’s employment terminates for any reason, other than for Cause (as defined in the CEO Employment Agreement) and Mr. Kannappan signs and does not revoke a release of claims with the Company, then in exchange for the consideration set forth in the CEO Employment Agreement including but not limited to the Covenant Not to Compete or Solicit, Mr. Kannappan shall receive the following for the period of twenty-four (24) months following the Termination Date (as defined in the CEO Employment Agreement) (the “Severance Payment Period”): (i) continued cash compensation payments equal to seventy-five percent (75%) of the average of the cash compensation earned in the four (4) full fiscal quarters immediately preceding the Termination Date: provided, however, that during fiscal year 2011, the time period for calculating seventy-five percent (75%) of the average of the cash compensation earned shall be measured by the cash compensation earned in the eight (8) full fiscal quarters immediately preceding the Termination Date and in fiscal year 2012 and thereafter, the time for calculating seventy-five percent (75%) of the average cash compensation earned shall be measured by the cash compensation earned in the twelve (12) full fiscal quarters immediately preceding the Termination Date and (ii) the continued provision of “Company Benefits,” including “Medical Benefits” (each as defined in the CEO Employment Agreement).

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If Mr. Kannappan voluntarily reduces his compensation as a cost reduction measure, his continued cash compensation in such case shall not be calculated as above, but shall equal seventy-five percent (75%) of the average of the cash compensation earned in the number of full fiscal quarters as specified above as if the voluntary reduction was not implemented (the “Voluntary Compensation”).  To remove any ambiguity in calculating the foregoing amount, after the foregoing payments are completed, Mr. Kannappan shall have received a total of 1.5 times the average of the cash compensation payments earned in the number of full fiscal quarters as specified above (disregarding any voluntary reduction of Mr. Kannappan’s cash compensation).

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If the Company terminates Mr. Kannappan’s employment without Cause or if Mr. Kannappan resigns from such employment for Good Reason (as defined in the CEO Employment Agreement), and such termination occurs on or within twenty-four (24) months after a Change of Control, and Mr. Kannappan signs and does not revoke a release of claims with the Company, then Mr. Kannappan shall receive the following:  (i) his accrued but unpaid compensation; (ii) a severance payment equal to the sum of  (A) three hundred percent (300%) of his annual base salary in effect immediately prior to the termination date or (if greater) at the level in effect immediately prior to the Change of Control; (B) one hundred percent (100%) of his quarterly target incentive bonus; and (C) one hundred percent (100%) of his annual target incentive bonus; and (iii) if Mr. Kannappan elects continuation coverage pursuant to COBRA or other applicable law, the Company shall reimburse Mr. Kannappan for the cost of premiums for such coverage for the earlier of thirty-six (36) months or the date upon which Mr. Kannappan and his eligible dependents become covered under similar plans.  The CEO Employment Agreement provides that, if Mr. Kannappan is entitled to receive both the severance as a result of a termination other than for Cause (including the Voluntary Compensation) and the compensation described in this paragraph, he shall be entitled to receive either such payment which yields him the greatest economic benefit.

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In the event of a Change of Control, and subject to Mr. Kannappan’s continued employment with the Company through the effective date of the Change of Control, all outstanding equity awards will vest in full as to one hundred percent (100%) of the unvested portion of the award.  In the event of an Involuntary Termination (as defined in the CEO Employment Agreement) (other than for Cause) or a termination due to Mr. Kannappan’s death or disability, the vesting of Mr. Kannappan’s equity awards will accelerate for that portion of such awards that would have vested had Mr. Kannappan’s employment continued for an additional eighteen (18) months.  If Mr. Kannappan voluntarily resigns following the Effective Date, he will receive an additional twelve (12) months accelerated vesting of his equity awards.

The following is a summary of certain changes made to the terms of Mr. Kannappan’s employment as a result of entering into the CEO Employment Agreement:

•	Termination Other than for Cause - Mr. Kannappan's receipt of severance upon a termination other than for Cause is now conditioned on Mr. Kannappan signing and not revoking a release of claims with the Company in accordance with the timing requirements set forth in the CEO Employment Agreement. In addition, the calculation of his cash compensation for purposes of determining severance (including Voluntary Compensation) has been modified so that during fiscal year 2011, the time period for calculating seventy-five percent (75%) of the average of the cash compensation earned shall be measured by the cash compensation earned in the eight (8) full fiscal quarters immediately preceding the Termination Date and in fiscal year 2012 and thereafter, the time for calculating seventy-five percent (75%) of the average cash compensation earned shall be measured by the cash compensation earned in the twelve (12) full fiscal quarters preceding the Termination Date. If Mr. Kannappan breaches certain obligations under the CEO Employment Agreement (including confidentiality provisions and his Convenant Not to Compete or Solicit), the Company will be entitled to a refund of the severance compensation paid to Mr. Kannappan.

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During the time Mr. Kannappan is employed by the Company, the Company shall pay for a disability insurance policy that will pay to Mr. Kannappan upon his termination from the Company by reason of Disability (as defined in the CEO Employment Agreement) a benefit of one million five hundred thousand dollars ($1,500,000) payable in accordance with the terms of such policy.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Description of Document

10.1	Second Amended and Restated Employment Agreement dated November 17, 2009 between the Company and S. Kenneth Kannappan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2009
PLANTRONICS, INC.

	By:	/s/
	Name:	Barbara Scherer
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Index	Description of Document
10.1	Second Amended and Restated Employment Agreement dated November 17, 2009 between the Company and S. Kenneth Kannappan